FOR IMMEDIATE RELEASE

Dendrite Announces Synavant Board Approves New Offer

        Morristown, NJ May 18, 2003–Dendrite International, Inc. (NASDAQ: DRTE) today announced that it will acquire Synavant Inc. (NASDAQ: SNVT) for $3.22 per share in cash. The revised offer was approved by the Synavant board of directors on May 16, 2003. The acquisition will be made by a tender offer followed by a second-step merger. The parties have amended their Merger Agreement dated May 9, 2003 to reflect the revised price. In addition, Dendrite agreed to advance up to $15.0 million to Synavant under a credit agreement to provide short-term liquidity. The tender offer remains subject to stockholders representing a majority of Synavant’s outstanding common stock ownership tendering their shares, as well as other customary conditions. The transaction is scheduled to close in June, 2003.

About Synavant

        SYNAVANT Inc. guides biopharmaceutical and healthcare companies globally to greater business success by accelerating the adoption of advances in healthcare around the world. SYNAVANT accomplishes this by designing, building and supporting a wide range of knowledge-based solution sets, that bring together leading-edge technology, proven data management competence, a full range of specialist services – including hardware services and computer systems validations – and over 30 years of healthcare expertise. Its comprehensive, global solutions include pharmaceutical Customer Relationship Management (CRM) and eBusiness applications, interactive marketing, server and database management, dedicated local helpline support, training, telemarketing, sample management, and product-recall services. SYNAVANT is headquartered in Atlanta, GA, USA and has offices in 21 countries. Additional information is available at http://www.synavant.com.

About Dendrite

        Dendrite develops and delivers solutions that increase the productivity of sales, marketing, and clinical processes for pharmaceutical and other life science clients. For more information, visit www.dendrite.com.

        This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any Synavant shares. Dendrite International, Inc. and Amgis Acquisition Co., a wholly owned subsidiary of Dendrite International, Inc. filed a tender offer statement on Schedule TO with the Securities and Exchange Commission on May 16, 2003, with respect to the offer to purchase all outstanding shares of Synavant common stock. Investors and security holders are urged to read this tender offer statement as amended because it contains important information. Investors and security holders may obtain a free copy of the tender offer statement and other documents filed by Dendrite with the Commission at the Commission’s web site at www.sec.gov. Any such tender offer statement and related materials may also be obtained for free by directing such requests to Dendrite International, Inc. (973) 425-1200.

Investor Relations
Kathy Donovan
908–541–5863
investorrelations@dendrite.com

Note: Dendrite is a registered trademark of Dendrite International, Inc.

This document contains forward-looking statements that are based on Dendrite International, Inc.‘s current expectations, estimates and projections. The statements may be identified by such forward–looking terminology as “expect,” “believe,” “may,” “will,” “intend,” “plan,” and similar statements or variations. Such forward-looking statements are based on our current expectations, estimates, assumptions and projections and involve certain significant risks and uncertainties, including that a majority of Synavant’s shareholders will not tender their shares to Dendrite; Synavant will receive an offer from a third party; or Dendrite will become involved in additional litigation regarding the acquisition of Synavant; and including those which may result from our dependence on the pharmaceutical industry; fluctuations in quarterly revenues due to lengthy sales and implementation cycles for our products, our fixed expenses in relation to fluctuating revenues and variations in customers’ budget cycles; dependence on major customers; changes in demand for our products and services attributable to the current weakness in the economy; successful and timely development and introduction of new products and versions; rapid technological changes; increased competition; international operations; acquisitions; events which may affect the U.S. and world economies; our ability to manage our growth; the protection of our proprietary technology; our ability to compete in the Internet-related products and services market; the continued demand for Internet-related products and services; the ability of our third party vendors to respond to technological change; our ability to maintain our relationships with third-party vendors; the potential for hostilities in the Middle East and Asia and the resulting impact on our business and the business and needs of our customers; and catastrophic events which could negatively affect our information technology infrastructure. Other important factors that should be considered are included in the Company’s 10-K, 10-Qs, and other reports filed with the SEC. Actual results may differ materially. The Company assumes no obligation for updating any such forward-looking statements to reflect actual results, changes in assumptions or other changes affecting such forward-looking statements.

###